Exhibit 99.1

Tidewater to Present at the Lehman Brothers CEO Energy Conference

NEW ORLEANS, August 31, 2006 – Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer and J. Keith Lousteau, Chief Financial Officer, Executive Vice President and Treasurer, will present at the Lehman Brothers CEO Energy Conference in New York on Tuesday, September 5, 2006 at 2:45 p.m. CDST (3:45 p.m. Eastern). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 8:00 a.m. CDST on September 6, 2006.

Tidewater Inc. owns over 500 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: J. Keith Lousteau - (504) 566-4505

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